FOURTH AMENDED AND RESTATED

                  LIMITED PARTNERSHIP AGREEMENT



          LIMITED PARTNERSHIP AGREEMENT, dated the 1st day of November, 1994 and effective by agreement of the undersigned as of the 1st day of January, 1993, by and between Santoro, Van Dervort & Gordon, Inc. (hereinafter referred to as the "General Partner"), and Philip Kelly, Thomas Cosans, H. Donald Stork, et al, t/a Oak Associates, Harry J. Santoro, Judson Van Dervort, Robert Garrison, Ivan Gordon, Roy Michie, Thomas Fee, Jon Wright and Santoro, Van Dervort and Gordon, Inc. (hereinafter referred to collectively as the "Limited Partners" and each individually as "Limited Partner").

                       W I T N E S S E T H:

          WHEREAS, the General Partner and the Limited Partners are hereinafter sometimes referred to as the "Partners" and each individually as a "Partner"; and
          WHEREAS, certain of the Partners, by a Limited Partnership Agreement ("First Limited Partnership Agreement") dated as of May 12, 1987, formed a limited partnership (the "Partnership") for the purposes and upon the terms and conditions set forth in that Limited Partnership Agreement; and

          WHEREAS, certain of the Partners, by an Amended and Restated Limited Partnership Agreement dated as of May 15, 1987, amended and restated the First Limited Partnership Agreement; and

          WHEREAS, certain of the Partners, by a Second Amended and Restated Limited Partnership Agreement dated as of April 12, 1989, amended and restated the Amended and Restated Limited Partnership Agreement; and

          WHEREAS, certain of the Partners, by a Third Amended and Restated Limited Partnership Agreement dated as of August 21, 1989, amended and restated the Second Amended and Restated Limited Partnership Agreement; and

          WHEREAS, the Partners desire to further amend and restate the Third Amended and Restated Limited Partnership Agreement and desire to provide for the continuance and conduct of the businesses of the Partnership as hereinafter set forth.
            NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                            ARTICLE I
                   ORGANIZATION OF PARTNERSHIP


2    Formation.  The Partnership was formed by certain of the Partners pursuant to the provisions of the Uniform Limited Partnership Act of the State of New Jersey (the "Act"), as evidenced by the filing on May 12, 1987, of a Certificate of Limited Partnership with the Department of State of the State of New Jersey. The Certificate of Limited partnership was amended and restated as evidenced by the filing on May 15, 1987, of an Amended and Restated Certificate of Limited Partnership. The Amended and Restated Certificate of Limited Partnership was amended and restated as evidenced by the filing on April 12, 1989, of a Second Amended and Restated Certificate of Limited Partnership. The General Partner, on behalf of the Partnership, shall execute and file, or cause to be executed and filed, an Amendment to the aforesaid Certificate of Limited Partnership, Amended and Restated Certificate of Limited Partnership and Second Amended and Restated Limited Partnership Agreement necessitated by the executor hereof by the Partners, and shall execute and file, or cause to be executed and filed all such other certificates and documents conforming thereto, and shall do all filing, recording, publishing and other acts as may be necessary or appropriate, from time to time, and to comply with all requirements for the formation and/or operation of a Limited Partnership in the State of New Jersey and in all other jurisdictions where the Partnership shall desire to conduct its business. The General Partner shall cause the Partnership to comply with all requirements for the formation and qualification of the Partnership as a Limited Partnership in jurisdictions in which it is contemplated to be registered before the Partnership shall conduct any business in any of such jurisdictions. The rights and liabilities of the Partners between and among themselves and with respect to third parties shall be as provided in the Act except as herein otherwise expressly provided.
     2.1  Name.     The name of the Partnership shall be S.V.G. Properties,
L.P.       2.2  Principal Place of Business.  The principal place of business of the Partnership shall be 215 West Main Street, Maple Shade, New Jersey 08052, until and unless changed by the General Partner to such other place as the General Partner, in its sole discretion, may from time to time determine. The partnership may maintain other offices and facilities from time to time at such locations, within or without the State of New Jersey, as the General Partner, in its sole discretion, shall deem necessary or advisable. The General Partner shall notify the Limited Partner, in writing,of any such change in the location of the principal place of business of the Partnership and the maintenance by the Partnership of such other offices and facilities.
    2.3 Purpose. The purposes of the Partnership shall be to acquire (in its own name or in the name of a nominee), own (legally or beneficially), and hold real property (the "Real Estate") and to develop, lease, operate, maintain, improve, renovate, encumber, sell, dispose of and otherwise use and deal with the Real Estate and the improvements. For the purposes of this Limited Partnership Agreement, the Real Estate and the improvements are hereinafter sometimes referred to collectively as the "Property".



          2.3.1 To carry out the purposes of the Partnership, and not in limitation thereof, the Partnership and the General Partner are empowered and authorized to do any and all acts and things necessary, incidental or convenient in furtherance of the Partnership's purposes, in the carrying on of its business, and for the protection and benefit of the Partnership, its assets and the Partners, including, but not limited to, the following: (i) entering into any kind of activity necessary, appropriate or convenient to the accomplishment of the purposes of the Partnership; (ii) acquiring any property, real or personal, or any rights therein or appurtenant thereto, necessary, appropriate or convenient for the accomplishment of the purposes of the Partnership; (iii) borrowing money and issuing evidence of indebtedness in furtherance of the purposes of the Partnership, and securing any such indebtedness by a mortgage, pledge or other lien upon the Property;
(iv) entering into any kind of activity and performing any contracts of any kind necessary to, in connection with or incidental to the accomplishment of the purposes of the Partnership; (v) entering into such instruments and agreements as the General Partner, in its sole discretion, may deem appropriate or desirable for the acquisition, construction, ownership, and exploitation of the Property; (vi), refinancing any loan obtained by the Partnership; and (vii) negotiating for and concluding agreements for the sale, lease, exchange or other disposition of the Property or other Partnership property.

     2.4  Term.     The Partnership shall exist for a term commencing on the
date of the filing of the Partnership's Certificate of Limited Partnership in the Office of the Department of State Corporation Bureau of the State of New Jersey, and ending on December 31, 2050, at which time it shall be
terminated, liquidated and dissolved, unless sooner terminated.       2.5
Partners. The names, addresses, and designations of each of the Partners shall be as follows:

                     SEE ATTACHED EXHIBIT "A"


                            ARTICLE II
                      CAPITAL CONTRIBUTIONS

     2.1 Partners. The Partners collectively shall have combined restated capital accounts of One Million Eighty Thousand Two Hundred Forty-Two Dollars and Sixty-Eight Cents ($1,080,242.68). The Partners shall have been deemed to have contributed to the capital of the Partnership in the amounts set forth in Exhibit "A."

     2.2 Use of Capital Contributions and Partnership Funds. Except as otherwise expressly set forth herein, the amounts contributed to the capital of the Partnership, the proceeds of all loans to the Partnership, and all other funds received by the Partnership from any source, shall be used and applied from time to time by the General Partner for such Partnership purposes as the General Partner shall determine.

     2.3 Capital Accounts. A separate capital account shall be established for each Partner and shall be credited with the amounts of such Partner's capital contributions, and shall also be credited with such Partner's distributive share of the profits of the Partnership and shall be charged with the amount of all distributions made to such Partner and by the amount of all losses allocated to such Partner. A Partner's capital account may indicate a negative or deficit balance. No Partner with a negative or deficit balance in his or its capital account shall have any obligation to the Partnership or to the other Partner to restore such negative or deficit balance. A Partner including a substitute Partner, who shall receive an interest in the Partnership or whose Partnership Interest, as hereinafter defined, shall be increased by means of the transfer to him, her or it of all or part of the Partnership Interest of another Partner, shall have a capital account which has been appropriately adjusted to reflect such transfer.
          2.3.1 No interest shall be paid on any contribution to the capital of the Partnership.
          2.3.2 No Partner shall be entitled to demand the return of, or to withdraw, any part of his, her or its capital account.

          2.3.3 No Partner shall be entitled to receive any distribution from the Partnership, except as provided in this Limited Partnership Agreement.

          2.3.4 The Limited Partners shall not have the right to demand that a distribution be made other than in cash, nor to receive property other than cash in return for his, her or its capital contributions.

          2.3.5 Loans to the Partnership made by any Partner shall not be considered as contributions to the capital of, nor investments in, the
Partnership.            2.3.6     No Partner shall be liable for the return
or distribution of the capital contributions, or portion thereof, made by any other Partner, it being understood that such return or distribution as may be made at any time, or from time to time, shall be made solely from the assets of the Partnership.

     2.4 Partnership Interest. A Partner's "Partnership Interest" shall mean, for the purposes of this Limited Partnership Agreement, the ownership interest of the Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which the Partner may be entitled hereunder, together with the obligations of such Partner to comply with the terms, conditions and provisions of this Limited Partnership Agreement. The Partner's "Partnership Interest" shall mean the ownership interest of the General Partner and Limited Partners in the Partnership.

          A Partner's Partnership Interest shall be personal property for all purposes. All property owned by the Partnership shall be owned by the Partnership as an entity, and no Partner shall have any individual ownership of any such property.

                           ARTICLE III
                  DISTRIBUTIONS AND ALLOCATIONS

     3.1 Cash Flow. For the purposes of this Limited Partnership Agreement, "Positive Cash Flow" shall mean the excess of: the total of all cash funds received by the Partnership during any fiscal period from its operations (without deduction for depreciation), but not including the proceeds of any contributions to the capital of the Partnership made by the Partners or the cash proceeds realized by the Partnership from any Capital transaction, as hereinafter defined, over the aggregate of: (i) all cash expenditures made incident to the operation of the Partnership's business; plus (ii) all principal, interest and other debt service payments on indebtedness of the Partnership, but not including the principal amount of any indebtedness discharged in connection with a Capital Transaction; plus (iii) reasonable reserves, as determined by the General Partner in its sole discretion, for working capital and contingencies and for improvements to and preservation and replacements of Partnership assets and property; plus (iv) all expenditures of any kind or nature whatsoever made in connection with the acquisition of the Property and other real and personal property (including the Property) and capital improvements (including constructing and completing the improvements), repairs and replacements; plus (v) all other expenditures made in connection with or incidental to the accomplishment of the purposes
of the Partnership.            3.1.1     For the purposes of this Limited
Partnership Agreement, "Negative Cash Flow" shall mean the excess, as calculated from time to time, of the aggregate of (i), (ii), (iii), (iv) and
(v) in Section 3.1 above over the total of all cash funds received by the Partnership from its operations during any period for which Negative Cash flow is calculated by the General Partner.
     3.2 Calculation of Cash Flow. All calculations with respect to Positive Cash Flow and Negative Cash Flow shall be made in accordance with the basis of accounting the Partnership uses for tax reporting purposes.

     3.3 Priority of Payments. Except to the extent otherwise provided in the Act, as in effect from time to time, the cash funds received by the Partnership shall be applied by the General Partner to the items listed in Sections 3.1(i), 3.1(ii), 3.1(iii), 3.1(iv) and 3.1(v) of this Limited Partnership Agreement in such manner and order of priority as the General Partner, in its sole discretion, deems appropriate.

     3.4 Distribution of Positive Cash Flow. Positive Cash flow shall be distributed in the same proportion as profits or losses pursuant to Exhibit "A."
          3.4.1 Subject to the Section 3.4, the General Partner shall have sole discretion as to the making, amount and timing of any distributions
of Positive Cash Flow.            3.4.2     Distributions of Positive Cash
Flow may be made whether or not the Partnership has earned or will earn a profit in an accounting sense during the period for which the distribution is made, and regardless of the positive or deficit balance in a Partner's
capital account.       3.5  Capital Transactions.  For the purposes of this
Limited Partnership Agreement, a "Capital Transaction" means any Partnership transaction(other than receipt of capital contributions) not in the ordinary course of its business, including, without limitation, refinancing of any loan secured by the Property or other Partnership property, Partnership borrowings, sales, exchanges or other dispositions of real or personal property, condemnations or similar eminent domain takings, recoveries of damage awards and insurance proceeds (other than business or rent interruption insurance proceeds), sales of easements, rights-of-way or similar interests in the Property or other Partnership property and any similar items which are, in accordance with generally accepted accounting practices, attributable to capital.
     3.6 Net Cash Proceeds. For the purposes of this Limited Partnership Agreement, "Net Cash Proceeds" means the cash proceeds to the Partnership from a Capital Transaction after payment of or provision for debts, obligations, expenses and charges incurred in connection with receiving such cash proceeds and the satisfaction of liens pertaining thereto and after deducting: (i) an amount which the General Partner, in its sole discretion, deems necessary or appropriate for the operation of the Partnership; (ii) expenditures made in connection with the acquisition of real or personal property; (iii) expenditures for capital improvements, repairs and replacements; and (iv) amounts considered appropriate by the General Partner to provide reserves for working capital and contingencies, capital improvements, repairs and replacements, and other Partnership expenditures.

     3.7 Distribution of Net Cash Proceeds. Any distributions by the Partnership to the Partners of Net Cash Proceeds shall be made first to the Partners in proportion to their capital interests in the Partnership until they have received the return of their contributions to the Partnership and thereafter, 98 percent to the Limited Partners and 2 percent to the General Partner. Such distribution shall be allocated pro rata among the Limited Partners based upon their capital contribution accounts.

          3.7.1 Subject to Section 3.7, the General Partner shall have sole discretion as to the making, amount and timing of any distributions of
Net Cash Proceeds.       3.8  Profits and Losses.  For the purposes of this
Limited Partnership Agreement, "Profits and Losses" shall mean, for each fiscal period, the profits and losses of the Partnership as determined for Federal Income Tax purposes as of the close or each fiscal period, including, without limitation, every item of Partnership income, gain, loss, deduction, credit or tax preference. Profits and Losses shall be determined in accordance with the method of accounting the partnership uses for federal tax purposes.

     3.9 Allocation of Profits and Losses. Profits and Losses for each fiscal period of the Partnership shall be allocated pursuant to Exhibit "A."

     3.10 Allocation in Event of Transfer of Partnership Interest. In the event of the transfer, for any reason or by any means, of all or any part of a Partner's Partnership Interest in accordance with the provisions of this Limited Partnership Agreement at any time other than on the last day of a fiscal period of the Partnership, the distributive share, in respect of the Partnership Interest transferred, of Profits and Losses from the operation of the Partnership, as computed both for Partnership accounting purposes and for Federal Income Tax purposes, will be allocated between the transferor and the transferee in the same ratio as the number of days in such period before and after the date of such transfer. The foregoing provisions of this Section
3.10 will not be applicable to any distributions of Positive Cash Flow or Net Cash Proceeds, in respect of the Partnership Interest assigned, or to the distributive share, in respect of the Partnership Interest assigned, of Profits and Losses arising out of a Capital Transaction, all of which shall be distributed or allocated to the holder of such Partnership Interest on the date of distribution of such Positive Cash Flow or Net Cash Proceeds or, with respect to Profits and Losses, on the date of such Capital Transaction.

                            ARTICLE IV
                            MANAGEMENT

     4.1 Management of the Partnership. Except to the extent that the consent of the Limited Partner is specifically required by this Limited Partnership Agreement, the General Partner shall have full, complete, and exclusive discretion to manage and control the business of the Partnership, shall make all decisions affecting the business of the Partnership and shall use its best efforts to carry out the purpose of the Partnership. The General Partner shall devote to the Partnership business such time as shall
reasonably be required for the conduct thereof.       4.2  Reimbursement for
Expenses. The Partnership shall reimburse the General Partner for all costs and expenses of the Partnership and of administering the Partnership's affairs incurred or paid for by the General Partner, whether the same have been incurred or paid for prior to the date hereof or are incurred or paid for hereafter. Each item of cost and expense for which the General Partner is entitled to reimbursement as aforesaid shall be treated as an expense of the Partnership.
     4.3 Rights and Powers of the General Partner. The General Partner shall have all of the rights and powers of a general partner as provided herein and in the Act as in effect from time to time and as otherwise provided by law. Action taken by the General Partner shall constitute the act of, and serve to bind, the Partnership. In addition, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the purposes of the Partnership and to conduct the business of the Partnership. Without limiting the generality of the foregoing, the General Partner shall have this right, power and authority, subject only to the Act and the terms of this Limited Partnership Agreement:

          4.3.1 To employ or engage from time to time other persons, firms or corporations to perform services for the Partnership, including persons, firms and corporations that are directly or indirectly employed by, in a control relationship or affiliated with or otherwise related to any Partner, and to compensate such persons, firms or corporations for their performance of such services provided, however, that the employment of such persons shall be effected upon such terms and such compensation as are consistent with the usual terms of employment and the usual compensation as is customary in such person's business;

          4.3.2 To enter into a management agreement or agreements with persons, firms and corporations to Manage the Real Estate and Property
improvements thereon;            4.3.3     To mortgage, encumber or lease
(for periods which may exceed the term of the Partnership), sell, assign, transfer, grant options for, exchange or otherwise dispose of the Property
and other Partnership property and any interests therein;            4.3.4
To borrow money, and issue evidences of indebtedness therefor, which is, in the General Partner's opinion, necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, and to secure such borrowed money by any form of lien or security interest in or on the Property or in or on other Partnership property or any portion thereof;
4.3.5 To make all required payments of principal and interest with respect to any indebtedness of the Partnership.

          4.3.6 To enter into and perform contracts and agreements of any kind necessary or desirable for the development and operation of the Partnership's property or business and in connection with any matters
incidental or related thereto;            4.3.7     To establish reasonable
reserve funds to provide for future requirements and contingencies of the Partnership;

          4.3.8 To do anything which the General Partner may deem necessary or appropriate for the protection and preservation of the
Partnership's assets;            4.3.9     To make and revoke any election
permitted to be taken by the Partnership by any taxing authority in such manner as the General Partner, in its sole discretion, may decide;
4.3.10 To admit new Partners and substitute Partners upon the transfer of Partnership Interests in accordance with the terms of this Limited
Partnership Agreement;            4.3.11    To compromise, settle or submit
to arbitration and to institute, prosecute and defend, any actions or claims in favor of or against the Partnership or relating to its business;
4.3.12 To confess judgment against the Partnership if and to the extent required by or in connection with any borrowing by the Partnership and to appoint an attorney-in-fact for the Partnership in connection with any such
confession of judgment;            4.3.13    To prepay in whole or in part,
refinance, replace, recast, increase, modify, consolidate, amend or extend any mortgage loan or other loan made to the Partnership and any mortgage or other form of security affecting the Property or other Partnership property, and in connection therewith to execute any extensions or renewals of any such mortgages or other forms of security;

          4.3.14 To insure the business and assets of the Partnership in such amounts and against such risks as the General Partner deems advisable;
          4.3.15 To pay all taxes and assessments levied upon or against the Property or any other Partnership property or assets, or any portion thereof;
          4.3.16    To expend Partnership funds;

          4.3.17 To execute and deliver such documents, certifications, instruments or agreements as the General Partner may deem necessary, convenient or desirable for Partnership purposes;
          4.3.18 To finance any assets or activities of the Partnership or refinance, increase, modify, consolidate, prepay or extend any debts or other
security obligations of the Partnership;            4.3.19    To hold the
Partnership's assets (including the Property) in the Partnership name or the name of a nominee.

          4.3.20 To construct or cause the construction of the improvements and other buildings and improvements upon the Real Estate or upon other real estate owned (beneficially or legally) or leased by the Partnership and to make such alterations, additions and repairs to such buildings and improvements as the General Partner, in its sole discretion,
deems proper;            4.3.21    To open one or more bank accounts in the
name of the Partnership or in any other name in which the Partnership's funds are to be held, to make deposits therein, draw funds therefrom and deal in or with the Partnership's funds in such manner as it may deem appropriate, subject to any specific provisions of this Limited Partnership Agreement;
      4.3.22 To make distributions of Partnership funds or assets to the Partners as provided by this Limited Partnership Agreement;

          4.3.23 To make tax elections under the tax laws of any jurisdiction, to exercise all rights, powers and duties as contemplated by the Internal Revenue Code of 1954, as amended (the "Code") and the Regulations adopted thereunder; to prepare and file tax returns for the Partnership with federal, state and local authorities; to file amendments to such returns; to participate on behalf of the Partnership in audits of such returns; to consent to extensions relating to such returns; to execute on behalf of the Partnership documents relating to the settlement of tax proceedings involving the Partnership or its tax returns; to participate at the Partnership's expense in administrative and judicial proceedings, including appeals, relating to the Partnership's tax returns or its tax liabilities; to settle issues relating to the Partnership's federal, and to the extent required, state and local income tax returns even though the Partners, rather than the Partnership, shall be subject to tax as so determined;

          4.3.24 To execute and deliver, in furtherance of any Partnership purpose, any deed, lease, mortgage, mortgage note, bill of sale, contract or other instrument purporting to convey, exchange or encumber the Property or
other Partnership property or any interest therein;            4.3.25    To
acquire, own (legally or beneficially), hold, manage, develop, sell, renovate, rehabilitate, reconstruct, lease or otherwise use or dispose of the Property, any interest therein or appurtenant thereto, as well as any other real or personal property of the Partnership, or portions thereof, upon such terms as the General Partner deems, in his absolute discretion, to be in the best interest of the Partnership; and

          4.3.26 To engage in any kind of activity and perform and carry out contracts and instruments of any kind, necessary to, or in connection with or incidental to, the accomplishment of the purposes of the Partnership.

     4.4 Delegation of Authority. The General Partner may delegate any of its powers, rights and duties hereunder and may appoint, employ, contract, or otherwise deal with any person in the course of the transaction of the business of the Partnership, which person may, under authority of the General Partner, perform such acts or services for the Partnership as the General Partner may approve.

     4.5 Limitations on Rights and Powers of the General Partner. Notwithstanding any other provision in this Limited Partnership Agreement, the General Partner shall not: (i) alter the business of the Partnership as set forth in this Limited Partnership Agreement; (ii) admit any Partner except in accordance with the provisions of this Limited Partnership Agreement ; or ( iii) except as permitted hereby, voluntarily take any action that will cause the dissolution of the Partnership.

     4.6 Limitation of Responsibility of the General Partner. The General Partner shall not be liable, responsible or accountable to the Partnership or the Limited Partners for errors in judgment or for the performance or nonperformance of any act concerning the Partnership if the General Partner was not guilty of fraud, gross negligence or willful misconduct in connection therewith.

               The General Partner shall be entitled to rely on the advice of counsel or certified public accountants, and any act or omission of the General Partner pursuant to such advice shall in no event subject the General Partner to liability to the Partnership or to the Limited Partners.
     4.7 Indemnification of the General Partner. The Partnership shall indemnify the General Partner, its employees and agents (individually referred to in this subparagraph 4.7 as the "Indemnitee" and collectively referred to as the "Indemnitees"), and hold them and any of them, harmless from and against any and all claims or liabilities incurred by them and any of them in connection with the business of the Partnership, provided that the acts or omissions from which the claim or liability arises were performed in the good faith belief that the Indemnitee was acting within the scope of the Indemnitee's authority under this Limited Partnership Agreement and that the Indemnitee was not grossly negligent or guilty of intentional misconduct. Neither the Partnership nor the Limited Partners shall have any claim against the Indemnitees solely by reason of any act or omission of any or all other Indemnitees, or by reason of any disallowance by any taxing authority of any deduction taken on any Partnership tax return. The indemnification of the Indemnitees provided for herein shall extend to the responsibility of an Indemnitee for the acts or omissions of any other Indemnitee or other organization or firm employed or retained by an Indemnitee in connection with the conduct of the affairs of the Partnership. The indemnification authorized by this subparagraph 4.7 shall include payment of: (i) reasonable attorneys' fees and other expenses incurred in settling any claim or threatened action or incurred in any finally adjudicated legal proceeding; and (ii) the removal of any liens affecting any property of any of the Indemnitees. Indemnification under this subparagraph 4.7 shall be made from the assets of the Partnership and no Partner shall be personally liable
therefor.        4.8  Binding Authority.  All decisions made by the General
Partner in accordance with the rights and powers granted to it hereunder shall be binding upon the Partnership and the Partners without the need of any further approval or ratification. In dealing with the General Partner while acting on behalf of the Partnership, no person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the powers and authority of the General Partner as set forth in this Limited Partnership Agreement.

     4.9 Other Activities. Neither this Limited Partnership Agreement nor an activity undertaken on behalf of the Partnership shall prevent the General Partner from engaging in or having interests in any new or other activities or businesses, even if competitive with the businesses of the Partnership, or prevent the General Partner from making investments, whether independently or jointly with others, or impose any obligation to account to the Limited Partners for any profits or other benefits derived therefrom or require the General Partner to offer an interest in such activities, businesses or
investments to the Limited Partner.        4.10 Admission of Additional
Partners. Subject to the provisions contained in subparagraph 4.10.1 hereof, the General Partner, in its sole discretion, shall have the right to sell additional limited partnership interests and admit additional Partners to the
Partnership.             4.10.1    Right of First Refusal of Limited Partner.
Prior to selling additional limited partnership interests, or any part thereof, to any person or entity ("third party"), the General Partner shall first either offer to sell the additional limited partnership interests to the Limited Partners or make available the opportunity to purchase additional limited partnership interests offered to be purchased by a third party to the Limited Partners (hereinafter collectively referred to as the "offer") at the price and upon the same terms specified in any offer made by a third party or at a price and upon terms specified by the General Partner. The General Partner's offer to the Limited Partners, as aforesaid, shall be in writing and shall contain the terms of the offer. The Limited Partners may, within fifteen (15) days after receipt of the terms of the offer, accept, in writing, such offer to buy the additional limited partnership interests upon the precise terms specified in the offer or upon such other terms as the General Partner and the Limited Partners may agree upon. Should more than one Limited Partner accept the offer, the additional limited partnership interests shall be divided, pari passu, among the Limited Partners who accepted the offer. After any acceptance of the offer, the sale shall be consummated in accordance with the terms of the offer not inconsistent with the provisions of this Agreement. If such offer is not accepted by the Limited Partners, then the General Partner may offer the additional limited partnership interests, if the General Partner so desires, to any third party.
           4.10.2 Restatement of Capital Account. In the event that additional limited partnership interests are sold, then the capital accounts of the Partners shall be restated in accordance with subparagraphs, 2.1, 2.3 and 2.4 hereof.

                            ARTICLE V
                    STATUS OF LIMITED PARTNER

     5.1 No Exercise of Control. The Limited Partners shall not participate in, or interfere in any manner whatsoever with, the management and conduct of the Partnership business, and all of the rights, powers and duties of the General Partner set forth in this Limited Partnership Agreement and the Act shall be exercised solely and exclusively by the General Partner. The Limited Partners shall have no right or authority to act for or to bind the Partnership in any way or to any extent in connection with any matter whatsoever.
     5.2 Limited Liability. Notwithstanding anything herein to the contrary, the Limited Partners shall not be personally liable for any of the debts, liabilities, obligations or undertakings of the Partnership beyond the amounts which the Limited Partners have expressly assumed personal liability for and are required to contribute to the Partnership in accordance with the terms of this Limited Partnership Agreement. The Limited Partners shall not be responsible for the obligations of the General Partner. The Limited Partners are liable to the Partnership to make their initial capital contribution and Additional Contributions and, when required under the Act or other applicable law as in effect from time to time, are liable to the Partnership or its creditors for the return of money or property distributed
or otherwise conveyed to them by the Partnership.        5.3  Other
Activities. Neither this Limited Partnership Agreement nor any activity undertaken on behalf of the Partnership shall prevent the Limited Partners from engaging in any other activities or businesses (whether or not such activities, businesses or investments are similar in nature to the business of the Partnership), or prevent the Limited Partners from making investments, whether individually jointly with others, or impose any obligations to account to the General Partner for any profits or other benefits derived therefrom or require the Limited Partners to offer an interest in such activities, businesses or investments to the General Partner.
                              ARTICLE VI
                          FISCAL MATTERS

     6.1 Fiscal Year. The fiscal year of the Partnership shall end on December 31 in each year; provided, however, that the General Partner may change the fiscal year at any time after the first year upon thirty (30) days prior written notice to the Limited Partners.
        6.2 Method of Accounting. For Federal Income Tax purposes, the Partnership shall report its results of operations in accordance with the accrual method of reporting income and expenses or the method of reporting income and expenses chosen and elected by the General Partner.
     6.3 Books and Records. The General Partner shall maintain complete and accurate books and records of the Partnership at the Partnership's principal place of business, showing the Partnership Interests of the Partners, all receipts and expenditures, all assets and liabilities, all profits and losses, and all other records necessary for recording the Partnership's business and affairs, including a capital account for each Partner to record the allocations and distributions provided for herein.

     During regular business hours and upon reasonable notice to the General Partner, the Limited Partners and their duly authorized representatives shall have access to and may inspect, and at their own expense copy, any of such books and records at the Partnership's offices or such other place as the General Partner shall designate.

     6.4 Accounting Reports. Within ninety (90) days after the end of the each fiscal year, the Limited Partners shall be furnished with a copy of a balance sheet of the Partnership, as of the last day of such fiscal year, and
a statement of income or loss for the Partnership for such year.        All
questions of accounting (including, without limitation, questions as to the method of depreciation) shall be determined by the General Partner after consultation with the Partnership's legal counsel and the Partnership's accountants, and the General Partner's reasonable determination shall be final and binding on the Partners and the Partnership. Any of the statements delivered pursuant to the terms hereof may be changed from time to time to cure errors or omissions and to give effect to any retroactive costs or
adjustments.        6.5  Partnership Funds, Bank Accounts.  The funds of the
Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest bearing investments, as shall from time to time be designated by the General Partner. All withdrawals from any such bank accounts shall be made by the General Partner or its duly authorized agent or agents.

     6.6 Partnership Borrowings. The Partnership may, at the General Partner's discretion, borrow for Partnership purposes at any time and from any source, including a Partner. The Limited Partners shall not have any personal liability with respect to any indebtedness of the Partnership for borrowed money.

     6.7 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. As soon as is reasonably practicable following the end of each fiscal year, but in no case more than sixty (60) days thereafter, the Limited Partners shall be furnished with a statement, to be used by the Limited Partners in the preparation of their own income tax returns, showing the amounts of any gain, profits or losses allocated to the Limited Partners and the amount of any distributions made to the Limited Partners pursuant to this
Limited Partnership Agreement.                              ARTICLE VII
                        POWER OF ATTORNEY

     7.1 Power of Attorney. The Limited Partners hereby irrevocably nominate, constitute and appoint the General Partner and its agents, nominees and designees, as the Limited Partners' true and lawful agents and attorneys-in-fact, with full power and authority in their name, place and stead to make, execute, sign, and acknowledge, verify, swear to, record, publish and file: (i) any certificates of Limited Partnership and amendments thereto or cancellation thereof; (ii) any documents appropriate to effect the formation or continuation of the Partnership, the admission of Partners or the dissolution and termination of the Partnership; (iii) all certificates and other instruments to qualify, continue or terminate the Partnership as a limited partnership in any jurisdiction in which the General Partner deems it necessary or desirable for the Partnership to conduct business; and (iv) all such other documents or instruments which the General Partner deems necessary or appropriate in the ordinary course of the Partnership's business and which are not inconsistent with or in violation of the terms of the Act or this Limited Partnership Agreement. The Limited Partners hereby give each such attorney-in-fact full power and authority to do and perform each and every act and thing whatever requisite and necessary to be done in and about the matters referred to in (i), (ii), (iii) and (iv) above. The existence of this power of attorney shall not preclude the execution of any instrument or document by the Limited Partners individually.

     7.2 Power Irrevocable. The foregoing power of attorney shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the termination or dissolution of the Limited Partners, the assignment of their Partnership Interests, or the termination or dissolution of the Partnership. The Limited Partners hereby ratify and confirm all that the General Partner and its agents, designees and nominees, as their aforesaid attorneys-in-fact, lawfully may do or cause to be done by virtue of the power of attorney given hereby.

                           ARTICLE VIII
                  WITHDRAWAL OF GENERAL PARTNER

     8.1 Voluntary Withdrawal. The General Partner may elect to voluntarily withdraw, retire or resign as the General Partner of the Partnership upon giving at least sixty (60) days notice, in writing, to the Limited Partners
of its intention to voluntarily withdraw.             8.1.1     For the
purposes of this Limited Partnership Agreement, a "voluntary withdrawal" includes a sale, assignment, transfer or other disposition of all or any portion of the General Partner's Partnership Interest.

          8.1.2 A voluntary withdrawal of the General Partner shall operate to dissolve and terminate the Partnership unless the Limited Partners, advise the General Partner that the Limited Partners elect to continue the business of the Partnership with a successor General Partner to be selected by the Limited Partners within twenty (20) days after the General Partner notifies the Limited Partners of the General Partner's intention to voluntarily withdraw from the Partnership. If the Limited Partners advise the General Partner that the Limited Partners elect to continue the business of the Partnership with a successor General Partner, the voluntary withdrawal of the General Partner shall not be effective until the earlier to occur of the expiration of the aforesaid twenty (20) day period and the date on which a successor General Partner is admitted to the Partnership.

     8.2 Automatic Withdrawal. The withdrawal of the General Partner, as General Partner of the Partnership, shall automatically occur; (i) upon the "bankruptcy" as hereinafter defined, of the General Partner; (ii) upon the death of the General Partner; or (iii) upon the "permanent disability" as hereinafter defined, of the General Partner. Each of the occurrences listed in (i), (ii) and (iii) is referred to herein as an "Event of Withdrawal."
      8.2.1 For the purposes of this Limited Partnership Agreement, "bankruptcy" with respect to the Partnership or any Partner shall be deemed to occur when the Partnership or such Partner makes an assignment for the benefit of creditors, has appointed a receiver, liquidator or trustee for it, him or her substantial portion of its, his or her property, or files a petition in bankruptcy, voluntarily takes advantage of any bankruptcy or insolvency law or is adjudicated a bankrupt or, if a petition or an answer is filed proposing the adjudication of the Partnership or such Partner as a bankrupt, when the Partnership or such Partner shall consent to the filing thereof, or sixty (60) days after the filing thereof unless the same shall have been discharged or denied prior thereto.

          8.2.2 For the purposes of this Limited Partnership Agreement, "permanently disabled" means that the Partner with respect to whom such determination is made has, due to physical or mental injury, disease or illness, been unable for a period of twelve (12) consecutive months to render the type and extent of services which such Partner is obligated to render to the Partnership under this Limited Partnership Agreement. "Permanent disability" shall be the condition of being permanently disabled.

     8.3 Dissolution. If an Event of Withdrawal of the General Partner occurs, then the General Partner or his legal representatives shall promptly notify the Limited Partners of the happening of such Event of Withdrawal and the Partnership shall be forthwith dissolved and its assets distributed in accordance with Article X hereof; provided that the Partnership shall not be so dissolved if the Limited Partners shall decide in writing, within twenty
(20) days after the date of the occurrence of the Event of Withdrawal of the General Partner, to continue the business of the Partnership with a successor General Partner selected by the Limited Partners within such twenty (20) day period.

     8.4 Purchase of the General Partner's Partnership Interest. In the event of: (i) the voluntary withdrawal of the General Partner; or (ii) the occurrence of an Event of Withdrawal of the General Partner, the successor General Partner (whether selected as set forth in Section 8.1.2 or as set forth in Section 8.3) shall purchase the Partnership Interest of the withdrawing General Partner within thirty (30) days after the date on which the successor General Partner becomes the General Partner of the Partnership. The purchase price to be paid by the successor General Partner for the Partnership Interest of the withdrawing General Partner, which purchase price shall be paid in cash within thirty (30) days after the admission of the successor General Partner to the Partnership, shall be the then fair market value (giving consideration to the actual value of Partnership property and assets rather than the depreciated value of such property and assets as may be reflected on the books of the Partnership) of the withdrawing General Partner's Partnership Interest as determined by the certified public accountants then servicing the Partnership.
     8.5 Liability of Withdrawn General Partner. In the event of the voluntary or automatic withdrawal of the General Partner, the withdrawn General Partner shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal becomes effective.

     8.6 Assignments. Nothing in this Limited Partnership Agreement shall be deemed to prevent or in any way restrict the right of the General Partner to sell, assign, transfer or otherwise dispose of, at any time and from time to time, his rights to receive the distributions of Positive Cash Flow, Net Cash Proceeds or other payments hereunder, and no such sale, assignment, transfer or other disposition shall constitute and Event of Dissolution as hereinafter defined.
                               ARTICLE IX
             PARTNERSHIP INTEREST OF LIMITED PARTNERS

     9.1 Voluntary Transfers. A Limited Partner may not sell, transfer, assign or otherwise dispose of all or any part of his, her or its Partnership Interest without the written consent of the General Partner, in the General Partner's sole discretion and unless:

            9.1.1 The Limited Partner sells, transfers or assigns his, her or its entire Partnership interest; and

          9.1.2 The Limited Partner and proposed transferee (the "Transferee") acknowledge and deliver to the Partnership such instruments of transfer and assignment and other documents as are required by the General Partner; and

          9.1.3 The Limited Partner or Transferee furnishes the Partnership with an opinion of counsel in form and substance satisfactory to the General Partner that registration is not required under the Securities Act of 1933; that such sale, transfer or assignment does not violate any applicable Federal or state securities laws; and that such sale, transfer or assignment would not cause a termination of the Partnership for Federal Income Tax purposes; and

            9.1.4 The Transferee represents that he, she or it is acquiring the Limited Partner's Partnership Interest for the Transferee's own account and not with a view to the resale or distribution thereof; and

          9.1.5 The Transferee executes such documents as the General Partner may require to confirm the Transferee's undertaking to be bound by this Limited Partnership Agreement as then in effect; and

          9.1.6 The Transferee agrees to assume all obligations of the Limited Partners under this Limited Partnership Agreement, including the obligation to pay all of the Limited Partner's Additional Contributions when called for by the General Partner.

             9.1.7 The Limited Partner or the Transferee pays or reimburses the Partnership for its expenses in connection with the admission of the Transferee as a substitute Limited Partner, including the expenses of preparing and filing an amendment to the Partnership's Certificate of Limited Partnership and all legal and accounting fees; and

            9.1.8 The Limited Partner complies with the terms, conditions and provisions of Paragraph 9.1, 9.2 and 9.3 of this Limited Partnership Agreement. Any sale or transfer or purported sale or transfer of any Partnership Interest shall be null and void unless made strictly in accordance with the provisions of this Agreement.

     9.2 Right of First Refusal; Purchase of Limited Partnership Interest by Partnership. A Limited Partner shall not transfer, sell, assign, encumber or otherwise dispose of his, her or its Partnership Interest, or any part thereof, whether voluntarily or by operation of law (at judicial sale or otherwise), to any person or entity ("third party") unless the Limited Partner first obtains a bona fide written offer from the third party to purchase his, her, or its entire Partnership Interest solely for cash. Prior to accepting the third party's offer, the Limited Partner shall first offer to sell to the General Partner on behalf of the Partnership or its designee, the Partnership Interest proposed to be sold at either the price and upon the same terms specified in such third party's offer or at a price determined in accordance with subparagraph 9.5 hereof by the certified public accountants then servicing the Partnership (hereinafter referred to collectively as the "offer"). The Limited Partner's offer to the General Partner shall be in writing and shall contain a copy of the third party's bona fide offer and shall include the name and address of the third party and the valuation of the Partnership Interest pursuant to subparagraph 9.5 hereof. The General Partner, or its designee, may, within thirty (30) days after receipt of the offer from the Limited Partner (the "General Partner's Offer Period") accept such offer to sell not less than all of the Limited Partner's Partnership Interest upon the precise terms specified in the offer at either the terms and price specified in the third party's offer or at a price determined in accordance with subparagraph 9.4 hereof at the General Partner's sole discretion, or upon such other terms as the General Partner and the Limited Partner may agree upon. The Limited Partner's offer and the General Partner's acceptance shall be by written notice, as hereinafter provided. After the General Partner's acceptance of the offer, the sale shall be consummated in accordance with the terms of the offer not inconsistent with the provisions of this Limited Partnership Agreement. If such offer is not accepted within the General Partner's Offer Period or if within the General Partner's Offer Period the General Partner, in writing, states that it will not exercise its right to purchase the Partnership Interest of the Limited Partner, then the Limited Partner shall be free, for a period of forty-five
(45) days thereafter, to transfer its Partnership Interest to the third party named in the bona fide offer at the price, and on the terms and conditions, set forth in the bona fide offer. Upon such transfer having been made, evidence of consummation on such terms shall be provided to the General Partner. The third party may become a Limited Partner upon notice to the Partnership of the transfer and upon compliance with provisions of subparagraph 9.1 hereof. If such Partnership Interest is not sold within the forty-five (45) day period referred to above, the restrictions of subparagraph 9.1 shall be reinstituted.

     9.3 Right of First Refusal; Purchase of Limited Partnership Interest by the Remaining Limited Partners. In the event the General Partner does not exercise its right of First Refusal pursuant to subparagraph 9.2 hereof, then prior to accepting the third party's offer, the Limited Partner shall first offer to sell to the remaining Limited Partners or their designee, the Partnership Interest proposed to be sold at either the price and upon the same terms specified in such offer from the third party or at a price determined in accordance with subparagraph 9.5 hereof by the certified public accountants then servicing the Partnership (hereinafter referred to collectively as the "offer"). The Limited Partner's offer to the remaining Limited Partners shall be in writing and shall contain a copy of the third party's bona fide offer and shall include the name and address of the third party and valuation of the Partnership Interest pursuant to subparagraph 9.5 hereof. The remaining Limited Partners, or their designee, may, within thirty (30) days after receipt of the offer from the Limited Partner (the "remaining Limited Partners Offer Period") accept such offer to sell not less than all of the Limited Partner's Partnership Interest upon the precise terms specified in the offer at either the terms and price specified in the third party's offer or at a price determined in accordance with subparagraph 9.5 hereof, at the remaining Limited Partners' discretion, or upon such other terms as the remaining Limited Partners and the Limited Partner may agree upon. The Limited Partner's offer and the remaining Limited Partners' acceptance shall be by written Notice, as hereinafter provided. After the remaining Limited Partners' acceptance of the offer, the sale shall be consummated in accordance with the terms of the offer not inconsistent with the provisions of this Limited Partnership Agreement. Should more than one Limited Partner accept the offer, the Limited Partner's Partnership Interest shall be divided, pari passu, among the remaining Limited Partners who accepted the offer. If such offer is not accepted within the remaining Limited Partner's Offer Period or if within the remaining Limited Partner's Offer Period the remaining Limited Partners, in writing, state that they will not exercise their right to purchase the Partnership Interest of the Limited Partner, the Limited Partner shall be free, for a period of forty-five (45) days thereafter, to transfer his or her Partnership Interest to the third party named in the bona fide offer at the price, and on the terms and conditions, set forth in the bona fide offer. Upon such transfer having been made, evidence of consummation on such terms shall be provided to the General Partner. The third party may become a Limited Partner upon notice to the Partnership of the transfer and upon compliance with provisions of subparagraph 9.1 hereof. If such Partnership Interest is not sold within the forty-five (45) day period referred to above, the restrictions of subparagraphs 9.1 and 9.2 shall be reinstituted.
        9.4 Involuntary Transfers. In the event of: (i) the bankruptcy of a Limited Partner; or (ii) the dissolution or termination of a Limited Partner, or (iii) the death of a Limited Partner or (iv) the disability of a Limited Partner, including insanity or incompetency, the interest of such Limited Partner shall automatically pass, in the case of death, to the estate of the deceased Limited Partner or in the event of a legal disability to those who would normally take by virtue of the laws of intestacy. The beneficiary or grantee of the deceased or disabled Limited Partner's interest may waive the benefit of the foregoing, in which event and in the event of bankruptcy, dissolution or termination of a Limited Partner, the General Partner, on behalf of the Partnership, shall have a first right and option to purchase, at the then fair market value thereof, the entire Partnership Interest of the Limited Partner from him, her or it or from his, her or its trustee, receiver, liquidator or other representative (the "Representative"), as the case may be. To exercise such right, the General Partner shall notify the Limited Partner or the Representative in writing of its interest in purchasing the Limited Partner's Partnership Interest within the later of thirty (30) days from the date of the bankruptcy, dissolution, death or disability of the Limited Partner or fifteen (15) days after the appointment of such Representative. The value of the Limited Partner's Partnership Interest shall be determined in accordance with subparagraph 9.5 hereof by the certified public accountants then servicing the Partnership. Upon such determination of the value of the Limited Partner's Partnership Interest, which shall serve as the purchase price to be paid by the General Partner for the Limited Partner's Partnership Interest, the General Partner shall have a period of thirty (30) days from the date of such determination to elect, by written notice to the Limited Partner or the Representative, to purchase such Partnership Interest.
        9.5 Valuation. The value of the deceased, bankrupt, dissolved or disabled Limited Partner's Partnership Interest shall be set upon the date of death, dissolution, date of filing of a petition in bankruptcy, or date of adjudication of disability, whichever is applicable. The purchase price for the Limited Partner's Interest shall be calculated by calculating a sum equal to (a) the Limited Partner's proportionate share of the Real Estate, based upon a valuation agreed to by the Limited Partnership and the representative of the deceased, bankrupt, dissolved or disabled Limited Partner, or if no agreement is reached between the parties as to such valuation, by an appraiser certified by the American Institute of Real Estate Appraisers, who shall be selected by the General Partner and whose determination shall be conclusive, such valuation to be made within 120 days; (b) plus the Limited Partner's proportionate share of all other assets of the Partnership unrelated to the Real Estate based on book value; (c) decreased by the proportionate share of the short term and long term debts of the Partnership; and (d) decreased by any outstanding principal and accrued interest owed by such Limited Partner to the Partnership.
        9.6 Method of Payment. The deceased, bankrupt, dissolved or disabled Limited Partner's representative shall be paid the value of such Limited Partner's interest, by dividing such figure into twenty (20) equal installments of principal, the first of such payments to be paid ninety (90) days after the valuation date as set forth above, and each succeeding payment to be paid ninety (90) days thereafter, together with interest upon the outstanding unpaid balance of the principal sum, calculated for the previous ninety (90) day period, based upon the prime rate utilized by Midlantic National Bank/South on the first day of the preceding ninety (90) day period for which the interest is due.

     9.7 Substitute Limited Partner. In the event that the Partnership does not exercise its option to purchase the interest of the deceased, bankrupt, dissolved or disabled Limited Partner in accordance with the provisions thereof, the executor, administrator, trustee, or other legal representative of the deceased, bankrupt, dissolved or disabled Limited Partner shall succeed to the rights of such Limited Partner, subject to the provisions of this Agreement. If the Partnership Interest of a deceased Limited Partner shall pass by bequest or distribution, any individual or individuals to whom the interest of a deceased Limited Partner shall have passed shall be admitted to the Partnership as a Substitute Limited Partner to the extent of the Limited Partnership Interest which shall have passed to him or them, upon compliance with the provisions herein. A trustee or other legal representative for a bankrupt, dissolved or disabled Limited Partner may apply for admission to the Partnership as Substitute Limited Partner to the extent of the Limited Partner and may, by approval of the General Partner, in its sole discretion, be so admitted, upon compliance with the provisions herein.

          9.7.1 If a successor in interest to a bankrupt or disabled Limited Partner is not admitted as a Substitute Limited Partner pursuant to the provisions herein, such successor in interest shall
               9.7.1.1 Forfeit any rights to vote on the affairs of the Limited Partnership, and
               9.7.1.2 Have the capital account of such shares of the Limited Partnership reduced by the cost and expenses incurred in the transfer of the Limited Partnership Interest.
          9.7.2 As a condition to the admission of any Substitute Limited Partner, such person so to be admitted shall execute and acknowledge such instruments, including the Power of Attorney referred to in paragraph 7.1 hereof, in form and substance reasonably satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such admission and to confirm the Agreement of the person being admitted as such Limited Partner to be bound by all the covenants, terms, and conditions of this Agreement as the same may have been amended. Such person so to be admitted as a Substitute Limited Partner shall also pay all reasonable expenses in connection with the Substitute Limited Partner's admission as a Substitute Limited Partner, including but not limited to, the cost of the preparation and filing of any Amendment of the Certificate of Limited Partnership which the General Partner may deem necessary or desirable in connection with the admission of such person as a Substitute Limited Partner.

     9.8 No Dissolution. Neither the assignment or sale of a Partnership Interest by a Limited Partner nor the withdrawal, bankruptcy, dissolution, disability or death of a Limited Partner, or the addition of a substitute
Limited Partner, shall dissolve or terminate the Partnership.        9.9
Treatment of Assignor and Assignee. Notwithstanding anything contained in this Limited Partnership Agreement to the contrary, both the Partnership and the General Partner shall be entitled to treat the assignor of any assigned Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for distribution of cash or other property made in good faith to such assignor, until and unless, and only until and unless, such time as the requirements of Section 9.1 have been complied with.

     9.10 Prohibited Transfers. Notwithstanding any other provision contained herein, the Limited Partners' Partnership Interests shall not be mortgaged, pledged, sold (except to the General Partner), assigned, hypothecated or otherwise encumbered, transferred or permitted to be transferred in any manner or by any means whatever, whether voluntarily or by operation of law, if the effect of such transaction would be the termination (within the meaning of the Code) of the Partnership for Federal Income Tax purposes or if such transaction would constitute a violation of any Federal or state law, rule or regulation.
                            ARTICLE X
             DISSOLUTION, LIQUIDATION AND TERMINATION

     10.1 Dissolution. Except as otherwise expressly provided herein, the Partnership shall be dissolved upon the occurrence of any of the following events (an "Event of Dissolution"):
            10.1.1 The sale or other transfer by the Partnership of all or substantially all of its assets;
          10.1.2 The written decision of fifty (50%) percent or more of the Limited Partners; provided, however, that such decision shall not constitute an Event of Dissolution if the General Partner, within thirty (30) days after receipt of notice of such decision, elects to purchase the Partnership Interest of the Limited Partners in the manner set forth in
Section 9.2 hereof.
             10.1.3 The expiration of the term provided for in Section 1.5 hereof.
             10.1.4 The voluntary withdrawal of, or the occurrence of an Event of Withdrawal with respect to, the General Partner, and the Limited Partners do not elect to continue the Partnership pursuant to either Sections
8.1.2 or 8.3 hereof, as applicable.
             10.1.5    The bankruptcy of the Partnership.

     10.2 Dissolution and Termination. Upon the occurrence of an Event of Dissolution, the Certificate of Limited Partnership of the Partnership shall be cancelled, and the General Partner shall proceed diligently to wind up the affairs of the Partnership and to distribute its assets in accordance with the provisions of Section 10.3 hereof. In the interim, the General Partner shall continue to exploit the rights and properties of the Partnership consistent with the liquidation thereof, exercising in connection therewith all of the powers and authority of the General Partner as herein set forth, but shall have no further power or authority to bind the Partnership except to wind up its affairs in compliance herewith. In the event that the dissolution shall have occurred because of an event referred to in Section
10.1.4 then the Limited Partners may designate an individual (the "Liquidator") to act with the powers and in the stead of the General Partner to wind up the affairs of the Partnership.

     10.3 Liquidation. Upon the occurrence of an Event of Dissolution, the General Partner, or the Liquidator shall, as expeditiously as possible, distribute the assets of the Partnership as follows:
          10.3.1 Payment of or provision for (whether by such reserve as the General Partner or the Liquidator shall deem appropriate or otherwise) all debts and liabilities and obligations of the Partnership, including liabilities or obligations to the Partners other than as to distributions in respect of their capital accounts, with the General Partner or Liquidator having the right to designate the order in which specific debts and liabilities are to be satisfied to minimize the risk of personal liability on the part of any Partner;

          10.3.2 Payment of all expenses of the liquidation, including legal and accounting fees;
          10.3.3 Establishment, for such period as the General Partner or the Liquidator deems reasonably necessary, of such reserves as the General Partner or the Liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership;
          10.3.4 Payment of any distributions of Net Cash Flow and Net Cash Proceeds which became due prior to the Event of Dissolution but which have not been paid;
            10.3.5    Payment of the balance in the manner provided in
Section 3.8 hereof.
        10.4 General.

          10.4.1 Distributions of Partnership assets hereunder may be made in cash or in kind, in the sole and absolute discretion of the General Partner or Liquidator.
                  If any assets of the Partnership shall be distributed in kind, such assets shall be distributed on the basis of the then fair market value thereof, as determined by the certified public accountants then servicing the Partnership.

          10.4.2 No Partner shall be obligated to the Partnership or to any other Partner to restore a negative balance in its or his capital account to zero.
             10.4.3 The General Partner shall not be liable for the return or repayment of any contributions to the capital of the Partnership made by the Limited Partners. Any such repayments will be made solely from the assets of the Partnership available for such repayment. The General Partner shall not be liable to the Partnership on account of the existence of a negative balance in any Partner's capital account;

          10.4.4 All saleable assets of the Partnership may be sold in connection with any liquidation at public or private sale and at such price and upon such terms as the General Partner, or the Liquidator, in his sole discretion, may deem advisable. Any Partner and any partnership, corporation or other entity in which any Partner is in any way interested may purchase assets at such sale.
                            ARTICLE XI
                            AMENDMENTS

     11.1 Amendment by General Partner. This Limited Partnership Agreement may not be amended without the consent of the General Partner.

     11.2 Amendment to Certificate of Limited Partnership. In the event this Limited Partnership Agreement shall be amended pursuant to this Article XI, the General Partner shall amend the Certificate of Limited Partnership to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

                           ARTICLE XII
                  REPRESENTATIONS AND WARRANTIES

     12.1 Limited Partners. The Limited Partners represent and warrant to, and agree with, the General Partner as follows:

          12.1.1 They have full right, power and authority to execute, deliver and perform the terms of this Limited Partnership Agreement.

          12.1.2 This Limited Partnership Agreement has been duly executed and delivered by the Limited Partners and constitutes the valid and binding obligation of the Limited Partners and is enforceable against the Limited Partners in accordance with its terms.
            12.1.3 They have acquired their Partnership Interests for their own account, with no view to the resale or other distribution thereof in violation of applicable Federal or state laws. The Limited Partners shall not have any right to require registration of a Partnership Interest under the Securities Act of 1933, as amended, or any other Federal or state law governing the sale of securities, and the Limited Partners acknowledge that, in view of the nature of the Partnership and its business, such registration is neither contemplated nor likely.
             12.1.4 That they have experience in real estate and investment matters and have invested in the Partnership solely upon their own personal investigations and not as the result of any representation made by the General Partner or any agent of the General Partner.
            12.1.5 That irrespective of the provisions of N.J.S.A. 42:2A-39 through 46, no Limited Partner shall have the right to demand the return of his, her or its capital contribution.

       12.2 General Partner. The General Partner represents and warrants to, and agrees with, the Limited Partners that: (i) the General Partner has full right, power and authority to execute and deliver this Limited Partnership Agreement and to perform each of its obligations hereunder; (ii) the General Partner has duly and validly executed and delivered this Limited Partnership Agreement; (iii) this Limited Partnership Agreement constitutes the General Partner's valid and binding obligation and is enforceable against the General Partner in accordance with its terms; and (iv) the General Partner is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any third party is required in order to give effect to the transactions contemplated herein.

                           ARTICLE XIII
                          MISCELLANEOUS

     13.1 Partition. The Partners agree that the Property is not and will not be suitable for partition. Accordingly, each Partner hereby irrevocably waives any and all rights that he or it may have to maintain an action for partition of the Property.

        13.2 Notices. All notices, consents, waivers and other communications required or permitted to be given under this Limited Partnership Agreement shall be in writing, signed by the party giving same, and shall be deemed properly given only if transmitted personally or if telegraphed or mailed. Notices which are mailed must be sent by first class, registered or certified mail, postage and registration or certification fees prepaid, return receipt requested. All notices sent by telegraph or mail must be addressed: (i) in the case of the Partnership and the General
Partner: to the Partnership and the General Partner at the principal place of business of the Partnership, with a copy to Steven M. Steingard, Esquire, Tall Oaks Corporate Center Two, 1000 Lenola Road, Suite 202, Post Office Box 150, Moorestown, New Jersey 08057 and (ii) in the case of the Limited
Partners: to Santoro, Van Dervort & Gordon, Inc., 1000 Lenola Road, Maple Shade, New Jersey 08052; Philip Kelly, 115 Union Avenue, Cherry Hill, New Jersey 08002; Thomas Cosans, 1000 Lenola Road, Maple Shade, New Jersey 08052;
H. Donald Stork, t/a Oak Associates, State Highway 73 and Park Avenue, Maple Shade, New Jersey 08052; Harry J. Santoro, 1000 Lenola Road, Maple Shade, New Jersey 08052; Judson Van Dervort, 1000 Lenola Road, Maple Shade, New Jersey 08052; Robert Garrison, 130 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004; Ivan Gordon, Penn Avenue and Linden Street, Robesonia, Pennsylvania 19551; Roy Michie, Route #1, Box 2615, Reedville, Virginia 22539; Thomas Fee, 1000 Lenola Road, Maple Shade, New Jersey 08052; and Jon Wright, 8021 North Crescent Boulevard, Pennsauken, New Jersey 08110. Any notice so given shall be deemed to have been received, if transmitted personally, or the date of such transmission, or if telegraphed or mailed, on the second business day after the date on which it was delivered to the telegraph office or deposited in the United States mail addressed as aforesaid. The Limited Partners may, by due notice to the General Partner, specify any other address for the
receipt of notice.        13.3 Further Assurances.  The Partners agree to
execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the General Partner to be necessary or useful in furtherance of the Partnership's purposes and the objectives and intentions underlying this Limited Partnership Agreement.

     13.4 Captions. Article, paragraph and subparagraph titles or captions contained in this Limited Partnership Agreement are for convenience of reference only and in no way define, limit, extend or describe the scope of the articles, paragraphs and subparagraphs or the intent of any provisions hereof. Unless otherwise specified herein to the contrary, all references herein to article, paragraph and subparagraph numbers refer to article, paragraph and subparagraph numbers of this Limited Partnership Agreement.

     13.5 Binding Effect. Except as herein provided to the contrary, this Limited Partnership Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

        13.6 Applicable Law. This Limited Partnership Agreement and the rights of the Partners shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

     13.7 Severability. In case any one or more of the provisions contained in this Limited Partnership Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and shall be construed as if the invalid, illegal or unenforceable provision or provisions were not contained in this Limited Partnership Agreement.

        13.8 Entire Agreement. This Limited Partnership Agreement contains the entire understanding and agreement between the Partners and supersedes any prior written or oral understandings or agreements between them in respect of the subject matter hereof.

        13.9 Arbitration. Any dispute or controversy concerning one or more Limited Partners and which arises out of or relates to this Limited Partnership Agreement shall be settled and determined by binding arbitration in Trenton, New Jersey in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in, and specifically enforced by, any court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of his or its own experts, evidence and legal counsel, unless ruled otherwise by the arbitrators.
     IN WITNESS WHEREOF, the parties hereto have caused this Limited
Partnership Agreement to be duly executed on this        day of
   , 1994.                                RESIGNING GENERAL PARTNER
                              SANTORO, VAN DERVORT & GORDON, INC. Attest:
                         By________________________________________
___________________________        HARRY J. SANTORO, President Harry J.
Santoro, Secretary

                              SUBSTITUTED GENERAL PARTNER
                              H. JAMES SANTORO, INC.
Attest:
                              By________________________________________
___________________________        HARRY J. SANTORO, President Harry J.
Santoro, Secretary





                           EXHIBIT "A"


Name of Partner
Address
Designation


Harry J. Santoro
215 W. Main Street
Maple Shade, NJ 08052
Limited


Roy Michie
Rt. #1 Box 2615
Reedville, VA 22539
Limited


Jon Wright
229 Glenmoor Road
Gladwyn, PA 19035
Limited


Thomas Fee, Sr.
1000 Lenola Road
Bldg. Two, Suite 200
Maple Shade, NJ 08052
Limited


Arthur Marks
7204 North Park Drive
Pennsauken, NJ 08110
Limited


Anthony E. Van Dervort
41 Evergreen Lane
Haddonfield, NJ 08033
Limited


H. James Santoro, Inc.
215 W. Main Street
Maple Shade, NJ 08052
Limited


     The shares of the profits or losses, or other compensation by way of income which a Partner shall receive by reason of a Partner's capital contribution is as follows:
Name of Partner
% of Ownership
Restated Capital


Harry J. Santoro
     15.00%
  162,036.40


Roy Michie
      1.30%
   14,043.15


Jon Wright
       .55%
    5,941.33


Thomas Fee, Sr.
       .10%
    1,080.24


Arthur Marks
      4.55%
   49,151.04


Anthony E. Van Dervort
      5.00%
   54,012.13


H. James Santoro, Inc.
     73.50%
  793,978.39


TOTAL:
    100.00%
1,080,242.68


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